Exhibit 10.1

AMENDMENTS TO
THE ASSUMED INCENTIVE PLANS
OF DOLLAR TREE, INC.

THESE AMENDMENTS (these “Amendments”) to various Dollar Tree, Inc. incentive plans (the “Plans”) are made by Dollar Tree, Inc. (the “Company”).  All capitalized terms in these Amendments not otherwise defined herein shall have their respective meanings under the Plans.

WHEREAS, the Company has assumed the Plans from Dollar Tree Stores, Inc. pursuant to that certain Assignment and Assumption Agreement between the Company and Dollar Tree Stores, Inc. dated February 27, 2008 (the “Assumption”);

WHEREAS, effective February 22, 2008, the Board of Directors of the Company authorized the officers of the Company to take all actions desirable to permit the Company to assume the existing employee benefits plans of Dollar Tree Stores, Inc.; and

WHEREAS, the Company desires to amend the Plans to reflect the Assumption.

NOW, THEREFORE, the Company hereby adopts these Amendments upon the following terms and conditions:

1.           The respective amendments to the Plans attached hereto as Exhibit A are approved.

2.           Except as modified hereby or prior expiration of any Plan, the Plans shall continue in full force and effect.

3.           These Amendments shall be effective as of March 2, 2008.

WITNESS the signature of the undersigned officer of the Company.

DOLLAR TREE, INC.

By:  _/s/ Bob Sasser________________________
Name:  _Bob Sasser________________________
Title:  _President & Chief Executive Officer_____

EXHIBIT A

AMENDMENTS TO THE ASSUMED PLANS

1.           2005 Employee Stock Purchase Plan

a.           The name of the Plan shall be the Dollar Tree, Inc. 2005 Employee Stock Purchase Plan.

b.           Dollar Tree, Inc. shall replace Dollar Tree Stores, Inc. each place where it appears in the Plan.

c.           The first sentence of Section 1.1 is replaced in its entirety as follows:

The Dollar Tree, Inc. 2005 Employee Stock Purchase Plan (“Plan”) is intended to attract and retain employees of Dollar Tree, Inc. and its Member Companies (“Company”).

d.           The definition of Member Company is added as follows:

Member Company. Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Administrator designates as a participating employer in the Plan.

e.           The definition of Employee in Section 2.8 is replaced in its entirety as follows:

2.8 Employee.  A common law employee of the Company or any Member Company.

f.           The definition of Subsidiary Corporation in Section 2.19 is deleted.

g.           In Sections 4.1, 8.3, and 10.8, “Member Company” shall replace “Subsidiary Corporation” or “Subsidiary.”

2.           2004 Executive Officer Equity Plan

a.           The name of the Plan shall be the Dollar Tree, Inc. 2004 Executive Officer Equity Plan.

b.           Dollar Tree, Inc. shall replace Dollar Tree Stores, Inc. each place where it appears in the Plan.

c.           The definition of Member Company is added to Article 8 as follows:

(m)           Member Company. Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Committee designates as a participating employer in the Plan.

d.           The definition of Eligible Recipient in Article 8 is replaced in its entirety as follows:

(i)        Eligible Recipient. The term “Eligible Recipient” shall mean shall mean the Company’s or a Member Company’s Chief Executive Officer and each other executive officer of the Company or a Member Company that the Committee determines, in its discretion, is or may be a “covered employee” of the Company or a Member Company within the meaning Section 162(m) of the Code and Section 1.162-27(c)(2) of the U.S. Treasury Department regulations promulgated thereunder. An Award may be granted to an executive officer in connection with hiring, retention or otherwise, prior to the date he or she first performs services for the Company or a Member Company, provided that such Awards shall not become vested prior to the date he or she first performs such services. An Award may also be granted to an executive officer in connection with the conclusion of such executive officer’s performance of services and separation from the Company or a Member Company. The effect of discontinuity in an Eligible Recipient’s service with the Company or a Member Company on any outstanding Award shall be at the discretion of the Committee.

g.           In Sections 1.1, 4.5, 4.7, 4.11, 4.13, 5.1, 6.1 and 6.4, “Member Company” or “Member Companies” shall replace “Subsidiary” or “Subsidiaries.”

f.           The first sentence of Section 4.1 is replaced with the following:

This Plan is effective July 1, 2004 (the “Effective Date”) and the shareholders of Dollar Tree Stores, Inc. approved the Plan on June 17, 2004.

g.           The definition of Subsidiary in Article 8 is deleted.

5.           2003 Equity Incentive Plan

a.           The name of the Plan shall be the Dollar Tree, Inc. 2003 Equity Incentive Plan.

b.           Dollar Tree, Inc. shall replace Dollar Tree Stores, Inc. each place where it appears in the Plan.

c.           The definition of Member Company is added as follows:

Member Company.  Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Board or Committee designates as a participating employer in the Plan.

d.           In Sections 1.1, 4.5. 4.7, 4.11, 4.13, 5.1, 6.4, and 8(i), “Member Company” or “Member Companies” shall replace “Subsidiary” or “Subsidiaries.”

e.           The first sentence of Section 4.1 is replaced with the following:

The Plan is effective July 1, 2003 (the “Effective Date”) and the shareholders of Dollar Tree Stores, Inc. approved the Plan on June 19, 2003.

f.           The definition of “Subsidiary” in Article 8 (w) is deleted.